Exhibit 99.1

NEWS

CONTACT:     Mike Keim
UNIVEST CORPORATION OF PENNSYLVANIA
Chief Financial Officer
215-721-2511, keimm@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA - UNIVEST
BANK AND TRUST CO. - REPORTS FOURTH QUARTER AND YEAR END EARNINGS

SOUDERTON, Pa., January 28, 2015 - Univest Corporation of Pennsylvania (“Univest”) (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced financial results for the quarter and year ended December 31, 2014. Univest reported net income of $5.2 million or $0.32 diluted earnings per share for the quarter ended December 31, 2014, a 5% increase from reported net income of $4.9 million or $0.30 diluted earnings per share for the quarter ended December 31, 2013. Net income for the year ended December 31, 2014 was $22.2 million or $1.36 diluted earnings per share, a 5% increase in net income compared to $21.2 million or $1.27 diluted earnings per share for the comparable period in the prior year. The quarter and year ended December 31, 2014 results include $531 thousand and $1.3 million in acquisition-related costs or $0.03 and $0.06 diluted earnings per share on a tax affected basis, respectively. These fourth quarter and year-to-date financial results do not include the financial results of Valley Green Bank which Univest acquired on January 1, 2015, and are prior to the effective date of the merger of Valley Green Bank with and into Univest Bank and Trust Co.

Loans
Gross loans and leases increased $85.1 million or 6% from December 31, 2013. The growth in loans from December 31, 2013 was primarily in commercial real estate loans, municipal loans and leases, and residential real estate loans as economic conditions continued to improve. Gross loans and leases increased $28.9 million or 2% from September 30, 2014, mainly due to growth in municipal loans and leases and residential real estate loans.

Deposits
Total deposits increased $16.8 million or 1% from December 31, 2013 and remained consistent with September 30, 2014. Deposits, excluding public funds, grew $31.2 million from December 31, 2013 and $36.2 million from September 30, 2014, primarily due to increases in non-interest bearing and interest bearing demand deposits partially offset by decreases in savings and time deposits.

Net Interest Income and Margin
The net interest margin on a tax-equivalent basis for the fourth quarter of 2014 was 3.78%, compared to 3.88% for the third quarter of 2014 and 3.82% for the fourth quarter of 2013. Net interest income of $18.0 million for the fourth quarter of 2014 was consistent with the fourth quarter of 2013. Net interest income declined $573 thousand, or less than 1%, to $71.9 million for the year ended December 31, 2014, compared to the prior year. The decline in year-to-date net interest income from the prior year was primarily attributable to a reduction in investment securities. This decline was partially offset by loan and lease growth which more than compensated for the reduction in loan rates. It was also offset by maturities of time deposits, reductions in time deposit rates and redemption of Univest's trust preferred securities in 2013.

Non-Interest Income
Non-interest income for the quarter ended December 31, 2014 was $12.1 million, an increase of $960 thousand or 9% from the comparable period in the prior year. Non-interest income for the year ended December 31, 2014 was $48.7 million, an increase of $1.9 million or 4% from the prior year. Investment advisory commission and fee income increased $772 thousand for the quarter and $4.3 million for the year ended December 31, 2014, primarily due to the acquisition of Girard Partners (“Girard”) effective January 1, 2014. Insurance commission and fee income increased $724 thousand for the quarter, primarily due to the acquisition of Sterner Insurance ("Sterner") on July 1, 2014. Insurance commission and fee income increased $2.1 million for the year ended December 31, 2014, primarily due to the acquisition of Sterner, an increase in contingent income during the first quarter of 2014 and the acquisition of the John T. Fretz Insurance Agency on May 1, 2013.

These favorable increases were partially offset for the year ended December 31, 2014 by a $2.3 million decline in net gain on mortgage banking activities. In 2014, higher interest rates led to a decline in refinance activity while new home purchase activity remained below historical norms. These factors led to a 51% decline in funded first mortgage volume for the year ended December 31, 2014 compared to 2013. However, funded first mortgage volume during the fourth quarter of 2014 was up 39% from the fourth quarter of 2013 due to an increase in purchase volume. In addition, there was a $361 thousand decline in net gain on sales of securities for the quarter ended December 31, 2014 from the comparable period in the prior year and a $2.8 million decline for the year ended December 31, 2014. Excess proceeds from bank owned life insurance death benefits of $1.1 million were recognized in 2013. Lastly, the year ended December 31, 2013 included a $1.9 million loss on the termination of an interest rate swap which was used as a hedge of trust preferred securities.

Non-Interest Expense
Non-interest expense for the quarter ended December 31, 2014 was $22.6 million, an increase of $939 thousand or 4% compared to the fourth quarter of 2013. Non-interest expense for the year ended December 31, 2014 was $87.3 million, an increase of $6.1 million or 8% from the prior year. Salaries and benefit expense increased $2.7 million for the year ended December 31, 2014, primarily attributable to the Girard and Sterner acquisitions and lower deferred loan origination costs which were partially offset by reduced pension plan expense. Intangible expenses increased by $2.0 million for the year ended December 31, 2014, mainly due to the Girard acquisition and the reduction to the contingent consideration liability related to the Javers acquisition which resulted in a reduction of expense of $959 thousand during 2013. Premises and equipment expenses increased $532 thousand for the quarter and $1.9 million for the year ended December 31, 2014, mainly due to increased costs related to computer equipment and software, our new leased office location in the Lehigh Valley which opened in December 2013 and the Girard acquisition. Acquisition-related costs for the quarter were $531 thousand and $1.3 million for the year ended December 31, 2014, mainly attributable to the completed acquisition of Valley Green Bank. These unfavorable variances were partially offset by a decrease in commission expense of $875 thousand for the year ended December 31, 2014, mainly due to the decline in mortgage banking activity. In addition, non-interest expense in 2013 included restructuring charges of $534 thousand.

Asset Quality and Provision for Loan and Lease Losses
Non-accrual loans and leases, including non-accrual troubled debt restructured loans, decreased to $17.3 million at December 31, 2014, from $18.8 million at September 30, 2014 and $23.2 million at December 31, 2013. The $5.9 million decrease in non-accrual loans from December 31, 2013 was mainly due to sales, charge-offs, and pay-downs exceeding additions to non-accrual loans. Net loan and lease charge-offs were $1.7 million during the fourth quarter of 2014 compared to $2.0 million for the fourth quarter of 2013. Net loan and lease charge-offs were $7.4 million for the year ended December 31, 2014 compared to $11.5 million in the prior year. Non-accrual loans and leases as a percentage of total loans and leases held for investment were 1.07% at December 31, 2014 compared to 1.18% at September 30, 2014 and 1.51% at December 31, 2013.

The provision for loan and lease losses was $648 thousand for the fourth quarter of 2014 compared to $1.6 million for the fourth quarter of 2013. The provision for loan and lease losses was $3.6 million for the year ended December 31, 2014, down from $11.2 million in the prior year. The decrease in the year-to-date loan and lease provision was mainly due to improvements in historical loss factors utilized to calculate the allowance for loan and lease loss requirement, a decline in collateral value for a commercial real estate borrower in the second quarter of 2013 and updated assessments of residential building lots for a commercial real estate developer in the third quarter of 2013.

The allowance for loan and lease losses as a percentage of loans and leases held for investment was 1.27% at December 31, 2014, compared to 1.36% at September 30, 2014 and 1.59% at December 31, 2013. The allowance for loan and lease losses to nonaccrual loans and leases held for investment equaled 119.18% at December 31, 2014, compared to 115.67% at September 30, 2014 and 105.42% at December 31, 2013.

Capital
Univest continues to remain well-capitalized at December 31, 2014. Total risk-based capital at December 31, 2014 was 12.91%, well in excess of the regulatory minimum for well-capitalized status of 10%.

Dividend
On November 26, 2014, Univest declared a quarterly cash dividend of $0.20 per share, payable on January 2, 2015. This represented a 4.00% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

Merger with Valley Green Bank
On January 1, 2015, Univest completed its previously announced acquisition of Valley Green Bank and began operating its three full-service branches and two loan production offices in the Philadelphia marketplace as Valley Green Bank - a Division of Univest Bank and Trust Co. This acquisition brings Univest its first physical presence in the Philadelphia marketplace. Philadelphia is a rapidly growing market which makes it very desirable for Univest to deliver its comprehensive financial solutions.

About Univest Corporation of Pennsylvania
Univest Corporation of Pennsylvania (UVSP), including its wholly-owned subsidiary, Univest Bank and Trust Co., has $2.2 billion in assets and more than $3.0 billion in assets under management and supervision through its Wealth Management lines of business. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices in southeastern Pennsylvania extending to the Lehigh Valley, Maryland and online at www.univest.net.
# # #
This press release of Univest Corporation of Pennsylvania and the reports Univest Corporation of Pennsylvania files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest Corporation of Pennsylvania. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation of Pennsylvania’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation of Pennsylvania is engaged; (6) technological issues which may adversely affect Univest Corporation of Pennsylvania’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation of Pennsylvania files with the Securities and Exchange Commission. Univest Corporation of Pennsylvania undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
December 31, 2014
(Dollars in thousands)

Balance Sheet (Period End)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Assets	$2,235,321	$2,222,196	$2,197,252	$2,201,194	$2,191,559
Investment securities	368,630	360,778	358,460	381,724	402,284
Loans held for sale	3,302	2,156	9,811	1,856	2,267
Loans and leases held for investment, gross	1,626,625	1,597,736	1,586,994	1,560,446	1,541,484
Allowance for loan and lease losses	20,662	21,762	24,094	24,567	24,494
Loans and leases held for investment, net	1,605,963	1,575,974	1,562,900	1,535,879	1,516,990
Total deposits	1,861,341	1,860,143	1,832,234	1,839,760	1,844,498
Noninterest-bearing deposits	449,339	436,189	432,399	426,430	411,714
NOW, money market and savings	1,159,409	1,162,778	1,131,605	1,145,994	1,161,995
Time deposits	252,593	261,176	268,230	267,336	270,789
Borrowings	41,974	38,005	45,066	41,486	37,256
Shareholders' equity	284,554	289,814	286,787	283,296	280,506

Balance Sheet (Average)	For the three months ended,					For the twelve months ended,
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	12/31/2014	12/31/2013
Assets	$2,239,015	$2,217,474	$2,179,057	$2,172,551	$2,208,995	$2,202,247	$2,231,333
Investment securities	363,567	360,274	376,970	390,630	447,672	372,752	479,689
Loans and leases, gross	1,607,918	1,597,965	1,566,293	1,550,346	1,527,330	1,580,835	1,499,351
Deposits	1,875,938	1,860,138	1,819,546	1,823,589	1,858,905	1,844,988	1,833,358
Shareholders' equity	291,547	288,429	285,489	282,574	275,983	287,038	281,539

Asset Quality Data (Period End)
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases and nonaccrual loans held for sale	$17,337	$18,814	$17,742	$19,287	$23,235
Accruing loans and leases 90 days or more past due	451	344	524	581	413
Accruing troubled debt restructured loans and leases	5,469	5,463	6,340	7,036	7,943
Other real estate owned	955	955	1,650	1,650	1,650
Nonperforming assets	24,212	25,576	26,256	28,554	33,241
Allowance for loan and lease losses	20,662	21,762	24,094	24,567	24,494
Nonaccrual loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	1.07%	1.18%	1.12%	1.24%	1.51%
Nonperforming loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	1.43%	1.54%	1.55%	1.72%	2.05%
Allowance for loan and lease losses / Loans and leases held for investment	1.27%	1.36%	1.52%	1.57%	1.59%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	119.18%	115.67%	140.00%	127.38%	105.42%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	88.84%	88.39%	100.08%	91.31%	77.53%

	For the three months ended,					For the twelve months ended,
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	12/31/2014	12/31/2013
Net loan and lease charge-offs	$1,748	$2,565	$1,724	$1,402	$1,955	$7,439	$11,480
Net loan and lease charge-offs (annualized)/Average loans and leases	0.43%	0.64%	0.44%	0.37%	0.51%	0.47%	0.77%

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
December 31, 2014
(Dollars in thousands, except per share data)
	For the three months ended,					For the twelve months ended,
For the period:	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	12/31/2014	12/31/2013
Interest income	$18,995	$19,219	$18,725	$18,946	$19,172	$75,885	$77,579
Interest expense	1,039	978	981	998	1,080	3,996	5,117
Net interest income	17,956	18,241	17,744	17,948	18,092	71,889	72,462
Provision for loan and lease losses	648	233	1,251	1,475	1,614	3,607	11,228
Net interest income after provision	17,308	18,008	16,493	16,473	16,478	68,282	61,234
Noninterest income:
Trust fee income	2,143	1,862	1,931	1,899	2,054	7,835	7,303
Service charges on deposit accounts	1,096	1,073	1,047	1,014	1,118	4,230	4,451
Investment advisory commission and fee income	2,760	3,086	3,009	3,049	1,988	11,904	7,642
Insurance commission and fee income	2,896	2,881	2,434	3,332	2,172	11,543	9,395
Bank owned life insurance income	461	346	443	378	496	1,628	2,968
Net gain on sales of investment securities	78	—	415	142	439	635	3,389
Net gain on mortgage banking activities	698	616	519	349	476	2,182	4,523
Net gain on sales of other real estate owned	—	195	—	—	176	195	626
Loss on termination of interest rate swap	—	—	—	—	—	—	(1,866)
Other income	1,944	2,451	2,126	1,978	2,197	8,499	8,353
Total noninterest income	12,076	12,510	11,924	12,141	11,116	48,651	46,784
Noninterest expense:
Salaries and benefits	10,297	11,035	10,242	10,671	10,542	42,245	39,522
Commissions	2,052	2,200	1,795	1,590	1,983	7,637	8,512
Premises and equipment	3,368	3,115	3,097	3,088	2,836	12,668	10,734
Professional fees	765	744	846	809	1,131	3,164	3,471
Acquisition-related costs	531	180	516	43	53	1,270	87
Intangible expenses	405	352	650	760	356	2,167	157
Restructuring and integration charges	—	8	—	—	—	8	534
Other expense	5,144	4,385	4,644	3,922	4,722	18,095	18,116
Total noninterest expense	22,562	22,019	21,790	20,883	21,623	87,254	81,133
Income before taxes	6,822	8,499	6,627	7,731	5,971	29,679	26,885
Income taxes	1,632	2,264	1,547	2,005	1,049	7,448	5,696
Net income	$5,190	$6,235	$5,080	$5,726	$4,922	$22,231	$21,189
Per common share data:
Book value per share	$17.54	$17.87	$17.65	$17.43	$17.22	$17.54	$17.22
Net income per share:
Basic	$0.32	$0.38	$0.31	$0.35	$0.30	$1.37	$1.28
Diluted	$0.32	$0.38	$0.31	$0.35	$0.30	$1.36	$1.27
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.80	$0.80
Weighted average shares outstanding	16,215,580	16,225,596	16,243,161	16,256,047	16,283,466	16,234,959	16,605,232
Period end shares outstanding	16,221,607	16,220,249	16,248,495	16,249,152	16,287,812	16,221,607	16,287,812

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
December 31, 2014

	For the three months ended,					For the twelve months ended,
Profitability Ratios (annualized)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	12/31/2014	12/31/2013
Return on average assets	0.92%	1.12%	0.94%	1.07%	0.88%	1.01%	0.95%
Return on average shareholders' equity	7.06%	8.58%	7.14%	8.22%	7.08%	7.74%	7.53%
Net interest margin (FTE)	3.78%	3.88%	3.86%	3.96%	3.82%	3.87%	3.81%
Efficiency ratio (1)	71.46%	68.39%	70.00%	66.19%	70.43%	69.01%	64.59%
Efficiency ratio (1), excluding acquisition-related costs and restructuring charges	69.78%	67.81%	68.34%	66.06%	70.25%	68.00%	64.09%

Capitalization Ratios
Dividends declared to net income	62.49%	52.01%	63.96%	56.72%	66.17%	58.40%	62.70%
Shareholders' equity to assets (Period End)	12.73%	13.04%	13.05%	12.87%	12.80%	12.73%	12.80%
Tangible common equity to tangible assets	9.49%	9.78%	9.94%	9.74%	10.10%	9.49%	10.10%

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	10.55%	10.50%	10.72%	10.64%	10.85%	10.55%	10.85%
Tier 1 risk-based capital ratio	11.79%	11.98%	12.00%	12.00%	12.63%	11.79%	12.63%
Total risk-based capital ratio	12.91%	13.18%	13.26%	13.27%	13.90%	12.91%	13.90%

(1) Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.

Distribution of Assets, Liabilities and Shareholders' Equity: Interest Rates and Interest Differential
	For the Three Months Ended December 31,
Tax Equivalent Basis	2014			2013
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$48,393	$32	0.26%	$30,412	$20	0.26%
U.S. government obligations	127,561	320	1.00	161,491	421	1.03
Obligations of state and political subdivisions	103,682	1,365	5.22	111,705	1,489	5.29
Other debt and equity securities	132,324	644	1.93	174,476	816	1.86
Total interest-earning deposits and investments	411,960	2,361	2.27	478,084	2,746	2.28
Commercial, financial, and agricultural loans	380,379	3,711	3.87	379,539	3,865	4.04
Real estate—commercial and construction loans	625,636	7,127	4.52	598,065	6,971	4.62
Real estate—residential loans	308,630	2,757	3.54	275,158	2,542	3.67
Loans to individuals	29,801	413	5.50	41,496	608	5.81
Municipal loans and leases	191,206	2,320	4.81	162,187	2,026	4.96
Lease financings	72,266	1,597	8.77	70,885	1,643	9.20
Gross loans and leases	1,607,918	17,925	4.42	1,527,330	17,655	4.59
Total interest-earning assets	2,019,878	20,286	3.98	2,005,414	20,401	4.04
Cash and due from banks	33,140			32,149
Reserve for loan and lease losses	(22,315)			(25,198)
Premises and equipment, net	36,186			33,965
Other assets	172,126			162,665
Total assets	$2,239,015			$2,208,995
Liabilities:
Interest-bearing checking deposits	$316,827	$43	0.05	$312,641	$45	0.06
Money market savings	320,559	159	0.20	324,564	83	0.10
Regular savings	523,768	79	0.06	534,114	79	0.06
Time deposits	256,637	751	1.16	278,005	865	1.23
Total time and interest-bearing deposits	1,417,791	1,032	0.29	1,449,324	1,072	0.29
Short-term borrowings	41,048	7	0.07	42,220	8	0.08
Total borrowings	41,048	7	0.07	42,220	8	0.08
Total interest-bearing liabilities	1,458,839	1,039	0.28	1,491,544	1,080	0.29
Noninterest-bearing deposits	458,147			409,581
Accrued expenses and other liabilities	30,482			31,887
Total liabilities	1,947,468			1,933,012
Shareholders' Equity:
Common stock	91,332			91,332
Additional paid-in capital	65,756			65,224
Retained earnings and other equity	134,459			119,427
Total shareholders' equity	291,547			275,983
Total liabilities and shareholders' equity	$2,239,015			$2,208,995
Net interest income		$19,247			$19,321
Net interest spread			3.70			3.75
Effect of net interest-free funding sources			0.08			0.07
Net interest margin			3.78%			3.82%
Ratio of average interest-earning assets to average interest-bearing liabilities	138.46%			134.45%

Notes: For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended December 31, 2014 and 2013 have been calculated using the Corporation’s federal applicable rate of 35.0%.

Distribution of Assets, Liabilities and Shareholders' Equity: Interest Rates and Interest Differential
	For the Twelve Months Ended December 31,
Tax Equivalent Basis	2014			2013
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$33,482	$81	0.24%	$46,469	$126	0.27%
U.S. government obligations	128,487	1,287	1.00	172,414	1,870	1.08
Obligations of state and political subdivisions	106,365	5,554	5.22	118,235	6,263	5.30
Other debt and equity securities	137,900	2,702	1.96	189,040	3,562	1.88
Total interest-earning deposits and investments	406,234	9,624	2.37	526,158	11,821	2.25
Commercial, financial, and agricultural loans	392,747	15,636	3.98	403,993	16,958	4.20
Real estate—commercial and construction loans	608,602	27,918	4.59	577,230	27,546	4.77
Real estate—residential loans	293,610	10,523	3.58	261,704	9,896	3.78
Loans to individuals	33,675	2,040	6.06	42,339	2,392	5.65
Municipal loans and leases	180,914	8,767	4.85	145,463	7,360	5.06
Lease financings	71,287	6,404	8.98	68,622	6,381	9.30
Gross loans and leases	1,580,835	71,288	4.51	1,499,351	70,533	4.70
Total interest-earning assets	1,987,069	80,912	4.07	2,025,509	82,354	4.07
Cash and due from banks	32,710			32,854
Reserve for loan and lease losses	(24,287)			(25,519)
Premises and equipment, net	35,099			33,197
Other assets	171,656			165,292
Total assets	$2,202,247			$2,231,333
Liabilities:
Interest-bearing checking deposits	$314,784	$172	0.05	$286,487	$164	0.06
Money market savings	295,209	373	0.13	319,958	314	0.10
Regular savings	535,346	317	0.06	536,701	313	0.06
Time deposits	264,591	3,102	1.17	299,792	3,795	1.27
Total time and interest-bearing deposits	1,409,930	3,964	0.28	1,442,938	4,586	0.32
Short-term borrowings	41,215	32	0.08	72,211	48	0.07
Subordinated notes and capital securities	—	—	—	10,710	483	4.51
Total borrowings	41,215	32	0.08	82,921	531	0.64
Total interest-bearing liabilities	1,451,145	3,996	0.28	1,525,859	5,117	0.34
Noninterest-bearing deposits	435,058			390,420
Accrued expenses and other liabilities	29,006			33,515
Total liabilities	1,915,209			1,949,794
Shareholders' Equity:
Common stock	91,332			91,332
Additional paid-in capital	65,464			64,874
Retained earnings and other equity	130,242			125,333
Total shareholders' equity	287,038			281,539
Total liabilities and shareholders' equity	$2,202,247			$2,231,333
Net interest income		$76,916			$77,237
Net interest spread			3.79			3.73
Effect of net interest-free funding sources			0.08			0.08
Net interest margin			3.87%			3.81%
Ratio of average interest-earning assets to average interest-bearing liabilities	136.93%			132.75%

Notes: For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the twelve months ended December 31, 2014 and 2013 have been calculated using the Corporation’s federal applicable rate of 35.0%.